EXHIBIT 4(G)


                 FORM OF CAPITAL SECURITIES GUARANTEE AGREEMENT


     THIS CAPITAL SECURITIES GUARANTEE AGREEMENT, dated as of _____________, 2002 (the "GUARANTEE AGREEMENT"), is executed and delivered by DPL Inc., an Ohio corporation (the "GUARANTOR"), and The Bank of New York, a New York banking corporation, as trustee (the "GUARANTEE TRUSTEE"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of DPL Capital Trust II, a Delaware statutory business trust (the "ISSUER").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of August 31, 2001 (the "TRUST AGREEMENT"), among the Guarantor, as Depositor, the Property Trustee, the Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing $300,000,000 in initial aggregate Liquidation Amount (as defined in the Trust Agreement) of its 8 1/8% Capital Securities (the "CAPITAL SECURITIES") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

     WHEREAS, the Capital Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined herein), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

     WHEREAS, as incentive for the Holders to purchase Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Capital Securities.


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     Section 1.1 Definitions. As used in this Guarantee Agreement, the terms set
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forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common


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control with such specified Person; provided, however, that an Affiliate of the
Guarantor shall not be deemed to be an Affiliate of the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means either the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.

     "Capital Securities" means the 8 1/8% Capital Securities (Liquidation Amount $1,000 per Capital Security) of the Issuer.

     "Common Securities" means the 8 1/8% common securities (Liquidation Amount $1,000 per Common Security) of the Issuer.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

     "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Guarantee Agreement is located at 101 Barclay Street, Floor 21 West, New York 10286.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the Redemption Price (as defined in the Trust Agreement) with respect to any Capital Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary termination, dissolution, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions on the Capital Securities to but excluding the date of payment, to the extent the Issuer shall have funds on hand available therefor at such time, and (b) the amount of assets of the Issuer


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remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "LIQUIDATION DISTRIBUTION").

     "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

     "Holder" means any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

     "Indenture" means the Indenture dated as of August 31, 2001, between the Guarantor and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture dated August 31, 2001, and as may be further supplemented or amended from time to time.

     "List of Holders" has the meaning specified in SECTION 2.2(A).

     "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the Liquidation Amount of all then outstanding Capital Securities issued by the Issuer.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman or any Vice President (whether or not designated by a number or a word or words added before or after the title Vice President), and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.


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


     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer of the Guarantee Trustee with direct responsibility for the administration of this Guarantee Agreement and also means, with respect to a particular corporate trust matter, any other officer of the Guarantee Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under SECTION 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE II

                               TRUST INDENTURE ACT
                               -------------------

     Section 2.1 Trust Indenture Act; Application. This Guarantee Agreement is
                 --------------------------------
not subject to the provisions of the Trust Indenture Act, but the Guarantee Agreement is intended to comply with the requirements of Sections 310 to 317, inclusive, of the Trust Indenture Act. If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.2 List of Holders. (a) The Guarantor shall furnish or cause to be
                 ---------------
furnished to the Guarantee Trustee (i) semiannually, not more than five days after March 15 and September 15 of each year, beginning with March 15, 2002, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("LIST OF HOLDERS") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with the obligations imposed under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act as if it were subject to the Trust Indenture Act.

     Section 2.3 Reports by the Guarantee Trustee. Not later than March 15 of
                 --------------------------------
each year, commencing March 15, 2002, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

     Section 2.4 Periodic Reports to the Guarantee Trustee. The Guarantor shall
                 -----------------------------------------
provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314(a) of the Trust Indenture Act


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


and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor
                 ------------------------------------------------
shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 2.6 Events of Default; Waiver. The Holders of a Majority in
                 -------------------------
Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

     Section 2.7 Event of Default; Notice. (a) The Guarantee Trustee shall,
                 ------------------------
within 90 days after the occurrence of an Event of Default, transmit by mail, first-class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default at the Corporate Trust Office of the Guarantee Trustee and such notice references this Guarantee Agreement.

     Section 2.8 Conflicting Interests. The Trust Agreement and the Indenture
                 ---------------------
shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act. In determining whether the Guarantee Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any particular series, there shall be excluded this Guarantee Agreement with respect to Securities of any particular series of Securities other than that series. Nothing herein shall prevent the Guarantee Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.


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


                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE
               --------------------------------------------------

     Section 3.1 Powers and Duties of the Guarantee Trustee. (a) This Guarantee
                 ------------------------------------------
Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to SECTION 5.4(IV) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting in the Successor Guarantee Trustee and cessation of right, title and interest with respect to the Guarantee Trustee shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee. If and when required by the Guarantee Exchange and Registration Rights Agreement, the Guarantee Trustee shall enter into the Exchange Guarantee Agreement and shall effect the exchange contemplated therein.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders, subject to the second sentence in (c) below.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to SECTION 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

              (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                   (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                   (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee


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

         Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act (were it applicable hereto) are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

              (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

              (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

              (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 3.2 Certain Rights of Guarantee Trustee. (a) Subject to the
                 -----------------------------------
provisions of SECTION 3.1:

              (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

              (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

              (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.


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


              (iv) The Guarantee Trustee may consult with legal counsel of its selection, and the advice or opinion of such legal counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

              (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Guarantee Trustee such adequate security or indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this SECTION 3.2(A)(V) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

              (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

              (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder;

              (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee deems it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Capital Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in acting in accordance with such instructions.

              (ix) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or registration thereof); and

              (x) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion of or rights or powers conferred upon by this Guarantee.


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


         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it is illegal, or in which the Guarantee Trustee is unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     Section 3.3 Not Responsible for Recitals or Issuance of Guarantee
                 -----------------------------------------------------
Agreement. The recitals contained in this Guarantee Agreement shall be taken as
---------
the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.

     Section 3.4 Compensation. The Guarantor agrees to pay to the Guarantee
                 ------------
Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

     In addition to the rights provided to the Guarantee Trustee herein and not by way of prejudice, when the Guarantee Trustee incurs expenses or renders services in connection with the enforcement of this Guarantee Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

     Section 3.5 Indemnity. The Guarantor agrees to indemnify the Guarantee
                 ---------
Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee), incurred without willful misconduct or negligence on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Guarantor under
SECTION 3.4 and this SECTION 3.5 the Guarantee Trustee shall have a lien prior to any payments to any Holders of the Capital Securities hereunder upon all the property and funds held or collected by the Guarantee Trustee as such, except funds held in trust for the payment of any particular such payments of the Guarantor under this Guarantee Agreement. The provisions of SECTION 3.4 and this
SECTION 3.5 shall survive the termination of this Guarantee Agreement, the payment of any Guarantee Payment and or the removal or resignation of the Guarantee Trustee.


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


     "Guarantee Trustee" for the purposes of SECTION 3.4 and this SECTION 3.5 shall include any predecessor trustee; provided however, that the negligence or willful misconduct of any Guarantee Trustee hereunder shall not affect the rights of any other Guarantee Trustee hereunder.


                                   ARTICLE IV

                                GUARANTEE TRUSTEE
                                -----------------

     Section 4.1 Guarantee Trustee: Eligibility. (a) There shall at all times be
                 ------------------------------
a Guarantee Trustee that shall:

              (i) not be an Affiliate of the Guarantor; and

              (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of its supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under SECTION 4.1(A), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in SECTION 4.2(C).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.2 Appointment, Removal and Resignation of the Guarantee Trustee.
                 -------------------------------------------------------------
(a) Subject to SECTION 4.2(B), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor. Subject to the provisions of this SECTION 4.2, if an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed by the Holders of a Majority in Liquidation Amount of the Capital Securities.

         (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has


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


accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee has been appointed and accepted appointment as provided in this SECTION 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    GUARANTEE
                                    ---------

     Section 5.1 Guarantee. The Guarantor irrevocably and unconditionally agrees
                 ---------
to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     Section 5.2 Waiver of Notice and Demand. The Guarantor hereby waives notice
                 ---------------------------
of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.3 Obligations Not Affected. The obligations, covenants,
                 ------------------------
agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Capital Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this SECTION 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     Section 5.4 Rights of Holders. The Guarantor expressly acknowledges that:
                 -----------------
(i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) to the fullest extent permitted by law, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a proceeding against the Guarantee Trustee, the Issuer or any other Person. The Guarantor waives any right to require that any action be brought first against the Issuer or any other Person or entity before proceeding directly against the Guarantor.

     Section 5.5 Guarantee of Payment. This Guarantee Agreement creates a
                 --------------------
guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

     Section 5.6 Subrogation. The Guarantor shall be subrogated to all (if any)
                 -----------
rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to SECTION 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 5.7 Independent Obligations. The Guarantor acknowledges that its
                 -----------------------
obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive of SECTION 5.3 hereof.

     Section 5.8 Merger or Consolidation of Guarantor. The Guarantor covenants
                 ------------------------------------
that it will not consolidate with or merge into any other Person, or transfer, convey or lease all or substantially all of its assets or properties to any other Person, and no other Person shall consolidate with or merge into the Guarantor, or transfer, convey or lease all or substantially all of its assets to the Guarantor, unless (i) either the Guarantor shall be the continuing corporation, or the successor shall be a Person organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such successor shall expressly assume the Guarantor's obligations under this Guarantee Agreement by written instrument satisfactory to the Guarantee Trustee, executed and delivered to the Guarantee Trustee by such successor, (ii) immediately after such merger or consolidation, or such transfer, conveyance or lease, no Event of Default hereunder, and no event that, after notice or lapse of time or both would become an Event of Default, has happened and is continuing, and (iii) such consolidation, merger, transfer, conveyance or lease is permitted under the Trust Agreement and Indenture and does not give rise to any breach or violation of the Trust Agreement or Indenture.


                                   ARTICLE VI

                                  SUBORDINATION
                                  -------------

     Section 6.1 Subordination. The obligations of the Guarantor under this
                 -------------
Guarantee Agreement constitute unsecured obligations of the Guarantor and rank subordinate and junior in right of payment to all other liabilities of the Guarantor (including obligations under the Debentures) except (a) those liabilities that expressly by their terms are made pari passu or subordinate to the obligations of the Guarantor under this Guarantee Agreement and (b) liabilities arising under similar guarantee agreements as described in SECTION
6.2 hereof. Nothing in this Article VI shall apply to the claims of, or payments to, the Guarantee Trustee under or pursuant to SECTIONS 3.4 and 3.5 of this Guarantee Agreement.

     Section 6.2 Pari Passu to Similar Guarantees. The obligations of the
                 --------------------------------
Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred securities or capital securities issued by any DPL Trust (as defined in the Indenture).


                                   ARTICLE VII

                                   TERMINATION
                                   -----------

     Section 7.1 Termination. This Guarantee Agreement shall terminate and be of
                 -----------
no further force and effect upon the earliest of (i) the date on which all of the Capital Securities cease to be outstanding following the consummation of the Exchange Offer, (ii) full payment of the Redemption Price of all Capital Securities, (iii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities or (iv) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated if it has been terminated pursuant to one of such clauses (ii) through (iv), as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Capital Securities or this Guarantee Agreement. SECTIONS 3.4 and 3.5 shall survive the termination of the Guarantee Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

     Section 8.1 Successors and Assigns. All guarantees and agreements contained
                 ----------------------
in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under SECTION 5.8 of this Guarantee Agreement, the Guarantor shall not assign its obligations hereunder.

     Section 8.2 Amendments. Except with respect to any changes that do not
                 ----------
adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of
Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

     Section 8.3 Notices. Any notice, request or other communication required or
                 -------
permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and personally delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                  DPL Inc.
                  Courthouse Plaza Southwest
                  Dayton, Ohio  45402
                  Facsimile No.  (937) 259-7368
                  Attention:  Treasurer

         (b) If given to the Issuer, in care of the Guarantee Trustee, at the (and the Guarantee Trustee's) address set forth below or such address as the Guarantee Trustee on behalf of the Issuer may give to the Holders:

                  DPL Capital Trust II
                  Courthouse Plaza Southwest
                  Dayton, Ohio  45402
                  Facsimile No.  (937) 259-7368
                  Attention:  Treasurer


         with a copy to:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286
                  Attention: Corporate Trust Administration
                  Telecopy: (212) 815-5915

         (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or three days after being mailed by first class mail, postage prepaid.

     Section 8.4 Benefit. This Guarantee Agreement is solely for the benefit of
                 -------
the Holders and is not separately transferable from the Capital Securities.

     Section 8.5 Interpretation. In this Guarantee Agreement, unless the context
                 --------------
otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in SECTION 1.1;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise specified;

         (f) a reference to the singular includes the plural and vice versa; and

         (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     Section 8.6 Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY
                 -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE).

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS CAPITAL SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                DPL INC.


                                By:
                                     ---------------------------------------
                                      Name:
                                      Title:



                                THE BANK OF NEW YORK
                                as Guarantee Trustee


                                By:
                                     ---------------------------------------
                                      Name:
                                      Title: